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Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
American Residential Investment Trust, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-48005 and No. 333-61529) on Form S-8 of American Residential Investment Trust, Inc. of our report dated January 18, 2002, relating to the consolidated balance sheet of American Residential Investment Trust, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001, which report appears in the December 31, 2002 annual report on Form 10-K of American Residential Investment Trust, Inc.

        As discussed in note 1 to the consolidated financial statements, the Company changed their method of accounting for derivative instruments and hedging activities in 2001.

/s/ KPMG LLP

San Diego, California
March 28, 2003

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  Exhibit 23.2
Consent of Independent Auditors